                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 10, 2006

                        Commission File Number 000-03718

                              PARK CITY GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

            Nevada                                          37-1454128
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

              333 Main Street, P.O. Box 5000; Park City, Utah 84060
                    (Address of principal executive offices)

                                 (435) 649-2221
                         (Registrant's telephone number)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The following press release is being published July 10, 2006:

Contact:
John McNamara
Cameron Associates
(212) 245-8800 Ext. 205
john@cameronassoc.com

      Park City Group Board of Directors Approve 1:50 Reverse Stock Split

PARK CITY, Utah--(BUSINESS WIRE)--July 10, 2006--Park City Group, Inc. (OTCBB:
PKCY) today announced that on July 7, 2006, its Board of Directors approved and authorized a 1-for-50 reverse split of its outstanding common stock subject to shareholder approval.

Park City Group's officers and directors hold approximately 50.8% of the votes available to vote with respect to the reverse split; therefore the Company has obtained a written consent of stockholders to approve these actions in lieu of a meeting of stockholders. Accordingly, Park City Group has prepared and filed a preliminary information statement on Form 14(c) with the Securities Exchange
Commission on July 7, 2006. Park City Group will file the Definitive Information
Statement on Form 14(c) on or after July 7, 2006, and upon filing will be mailed to Park City Group stockholders. This Definitive Information Statement will be deemed ratified and effective 20 days after it has been furnished to Park City
Group stockholders.

As a result of the reverse stock split, the number of shares of the Company's current outstanding common stock will be reduced from 446.5 million shares to approximately 9 million shares of outstanding common stock.

Speaking about today's announcement Randall K. Fields, CEO of Park City Group said, "It has always been our intention to provide the sort of capital structure that will best help us deliver shareholder value. The actions we have recently taken; a restructuring of the company's debt; a $5 million capital raise and today's announcement, indicate our continued efforts to put in place the foundation from which we hope to that value to our stockholders. We believe the reverse split will help make our shares more appealing to institutional investors and represents an important step toward a key goal of Park City Group, namely, the listing of our shares on one of the major stock exchanges."

About Park City Group
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as
The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and
Tesco Lotus benefit from our software. To find out more about Park City Group
(OTCBB: PKCY) visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the
"forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form
10-K for the year ended June 30, 2003 filed with the Securities and Exchange
Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City
Group uses paid services of investor relations organizations to promote the
Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has
duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 10, 2006                              PARK CITY GROUP, INC.

                                                   By: /s/ William Dunlavy
                                                      CFO

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